UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)			September 19, 2019

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579		73-1481638
(Commission File Number)		(IRS Employer Identification No.)

321 North Harvey	P.O. Box 321	Oklahoma City	Oklahoma	73101-0321
(Address of Principal Executive Offices)				(Zip Code)

(405) 553-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

OGE Energy Corp. (the "Company") is the parent company of Oklahoma Gas and Electric Company ("OG&E"), a regulated electric utility with approximately 856,000 customers in Oklahoma and western Arkansas. In addition, the Company holds a 25.5 percent limited partner interest and a 50 percent general partner interest in Enable Midstream Partners, LP.
As previously reported, in December 2018, OG&E filed a general rate review in Oklahoma, requesting a rate increase of $77.6 million per year to recover its investment in the dry scrubber project at OG&E's Sooner generating facility and in the Muskogee natural gas conversion to comply with the U.S. Environmental Protection Agency's Regional Haze Rule, to align OG&E's return on equity more closely to the industry average and to align OG&E's depreciation rates to more realistically reflect its assets' lifespans.

In May 2019, OG&E entered into a non-unanimous joint stipulation and settlement agreement (the "Settlement Agreement") with certain parties associated with the requested rate increase. Under the terms of the Settlement Agreement, OG&E would receive full recovery of its environmental investments in the dry scrubber project and in the Muskogee natural gas conversion. Base rates would not change as a result of the Settlement Agreement due to the reduction of costs related to cogeneration contracts and the acceleration of unprotected deferred tax savings over a 10-year period. Further, OG&E's current depreciation rates and return on equity of 9.5 percent for purposes of calculating the allowance for funds used during construction and OG&E's various recovery riders that include a full return component would remain unchanged.

On September 19, 2019, the Oklahoma Corporation Commission ("OCC") approved the Settlement Agreement. The OCC order and the Settlement Agreement (Cause No. PUD 201800140) are available on the OCC's website at www.occeweb.com. The information on the website of the OCC is not incorporated herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Sarah R. Stafford
Sarah R. Stafford
Controller and Chief Accounting Officer

September 23, 2019